As Filed with the Securities and Exchange Commission on June 18, 2004
                                            Registration Number: 000-50612
  ____________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

       ------------------------------------------------------------------

                                  Innocap, Inc.
             (Exact name of registrant as specified in its charter)
       ------------------------------------------------------------------

          Nevada                                      01-0721929
(State or other jurisdiction of                   (I.R.S. Employer
  incorporation or organization)                  Identification Number)

                               5675B Baldwin Court
                               Norcross, GA. 30071
                    (Address of principal executive offices)

                                  Innocap, Inc.
                      2004 Non-Statutory Stock Option Plan
                            (Full title of the Plan)

                               Gary B. Wolff, P.C.
                                805 Third Avenue
                            New York, New York 10022
                            Telephone: (212) 644-6446
           (Name, address and telephone number of agent for service.)

CALCULATION OF REGISTRATION FEE 1 2

==================================================================================================================================
                                                           Proposed maximum     Proposed maximum
   Title of Securities to be          Amount to be        offering price per    aggregate offering          Amount of
          registered                   registered               share                 price             registration fee
----------------------------        -----------------     ------------------    ------------------      -----------------
         Common Stock
        $.001 par value                20,000,000                $.001                   $20,000             $2.54

--------
1   Registration fee has been calculated based on the exercise price paid for all issued shares which is also the exercise price for outstanding options for issuance of underlying shares being reigstered. Pursuant to Rule 457(h), the offering price of suchshares is estimated solely for the purpose of determining the registration fee.
2   This Registration Statement also covers any additional shares of Common
Stock that may be offered or issued under the 2004 Non-Statutory Stock Plan as a result of any stock dividends, stock splits, recapitalizations or any other similar transactions.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Certain Documents by Reference

The following documents are incorporated by reference in the registration statement:

        a. The Registrant's Form 10-SB Registration Statement filed March 1, 2004 (SEC File No.: 000-50612) Registration Statement;

        b. All other reports filed by the registrant pursuant to sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the year covered by the Form 10-SB referred to in
                  (a) above; and

        c.        Not Applicable.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.           Description of Securities

The total number of shares authorized which the corporation shall have authority to issue is 191,000,000 shares, of which 190,000,000 shares shall be Common Stock, par value $.001 per share without cumulative voting rights and without any preemptive rights and 1,000,000 shares shall be Preferred Stock, par value $.001 per share.

Item 5.           Interest of Named Experts and Counsel

Gary B. Wolff, the sole shareholder of Gary B. Wolff, PC, counsel to the Company, owns 10,000,000 shares of common stock and holds options to purchase 2,000,000 shares at a price of $.001 per share.

Item 6.           Indemnification of Directors and Officers

The statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he or may incur in his or her capacity as such, is as follows:

(a) Subsection (1) of Section 78.751 of the Nevada Corporation Law empowers a corporation to "indemnify any person who is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful."

Subsection (2) of Section 78.751 empowers a corporation to "indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnify for such expenses as the court deems proper."

Subsection 78.751(3) further provides that "to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter herein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense."

(b) The Registrant's Articles of Incorporation provides that the Registrant shall indemnify directors, officers, employees and agents to the full extent allowed for under the Nevada Business Corporation Act.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO HE FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT IS THEREFORE UNENFORCEABLE.

In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

Item 7.           Exemption from Registration Claimed

None.

Item 8.           Exhibits

The exhibits to the Registration Statement are listed in the Exhibit Index elsewhere herein.

Item 9.           Undertakings

        a. The undersigned registrant hereby undertakes:

                  1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           i.       To include any prospectus required by
                                    section 10(a)(3) of the Securities Act of 1933;

                           ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement; and

                           iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement;

Provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in -periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  3. to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        b. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        e. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 124c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

        h. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


                                 The Registrant

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Norcross, Georgia on June 17, 2004.

                                               Innocap, Inc.

                                           /s/ B. Alva Schoomer
                                               ----------------
                                           By: B. Alva Schoomer
                                               President




Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.

Name                                                         Date

/s/ B. Alva Schoomer                                     June 17, 2004
------------------------
B. Alva Schoomer
President and a Director

/s/ Stephen B. Schneer                                   June 18,  2004
------------------------
Stephen B. Schneer
Director

Exhibit                                                             Page in
Index                                                             Sequential
-----                                                            Number System
                                                                 -------------

1.   Not Applicable
2.   Not Applicable
3.   Not Applicable
4.   Instruments defining the rights of security
     holders - 2004 Non-Statutory Stock Option Plan.                    2
5.   Consent and Opinion of Gary B. Wolff, P.C.,
     805 Third Avenue, New York, New York 10022
     regarding legality of securities registered under
     this Registration Statement and to the references
     to such attorney in the Registration Statement on
     Form S-8                                                           9
6.   Not Applicable
7.   Not Applicable
8.   Not Applicable
9.   Not Applicable
10.  Not Applicable
11.  Not Applicable
12.  Not Applicable
13.  Not Applicable
14.  Not Applicable
15.  Not Applicable
16.  Not Applicable
17.  Not Applicable
18.  Not Applicable
19.  Not Applicable
20.  Not Applicable
21.  Not Applicable
22.  Not Applicable
23.  Consent of Sherb & Co., LLP
     Certified Public Accountants for the Company                      10
24.  Not Applicable
25.  Not Applicable
26.  Not Applicable
27.  Not Applicable
99.  Prospectus dated January 27, 2004                                 11

                                OPTION AGREEMENT


The undersigned hereby grants _______________________ (pursuant to the Innocap, Inc. 2004 Non-Statutory Stock Option Plan dated January 27, 2004 attached hereto) an option to purchase _________ shares of Innocap, Inc. (the "Corporation").

Option Period. This option shall be for a period of five (5) years from the date of this Option Agreement ("Option Period").

Option Price. The option price shall be $___ per share for an aggregate of $___ if the entire shares are purchased. The option price of the shares of Common Stock shall be paid in full at the time of exercise and no shares of Common Stock shall be issued until full payment is made therefore. Payment shall be made either (i) in cash, represented by bank or cashier's check, certified check or money order (ii) in lieu of payment for bona fide services rendered, and such services were not in connection with the offer or sale of securities in a capital-raising transaction, (iii) by delivering shares of the undersigned's Common Stock which have been beneficially owned by the optioned, the optioned's spouse, or both of them for a period of at least six (6) months prior to the time of exercise (the "Delivered Stock") in a number equal to the number of shares of Stock being purchased upon exercise of the Option or (iv) by delivery of shares of corporate stock which are freely tradable without restriction and which are part of a class of securities which has been listed for trading on the NASDAQ system or a national securities exchange, with an aggregate fair market value equal to or greater than the exercise price of the shares of Stock being purchased under the Option, or (v) a combination of cash, services, Delivered Stock or other corporate shares.

Shareholder Rights. No holder of an Option shall be, or have any of the rights and privileges of, a shareholder of the Corporation in respect of any shares of Common Stock purchasable upon exercise of any part of an Option unless and until certificates representing such shares shall have been issued by the Corporation to him or her.

Determination of Exercise Date. This Option or a portion of this Option shall be deemed exercised when written notice thereof, accompanied by the appropriate payment in full, is received by the Corporation.

Date: ___________, 2004

                                                  Innocap, Inc.


                                                  By:
                                                     ----------------
                                                     B. Alva Schoomer, President
                                      -8-